EXHIBIT 10.2

POLYMER SOLUTIONS, INC.

Directors, Consultants and Employees 1998 Stock Option Plan

INTRODUCTION

     Polymer Solutions, Inc. (the “Company”) is adopting the Polymer Solutions, Inc. Directors, Consultants and Employees 1998 Stock Option Plan (the “Stock Option Plan” or the “Plan”) to provide Directors, Consultants and Employees with non-qualified stock options (the “Stock Options”). In association with the Company’s Stock Option Program, the Company has initiated the use of an Economic Value Added calculation method (the “EVA Plan”) as a mechanism by which to determine the number of stock options to be allocated to individual participants in the Company’s Stock Option Plan.

     EVA is based on the performance measure of the creation of economic value. EVA reflects the benefits and costs of capital employment. Managers create value when they employ capital in an endeavor that generates a return that exceeds the cost of the capital employed. EVA is the operating profit remaining after taxes have been paid and a minimum return has been earned on the capital employed. The EVA Plan will reward achievement based on increases in economic value and penalize on any decreases in economic value, and will operate over a long-term horizon. The EVA Plan is designed to operate in such a manner as to encourage consistent improvement in EVA over the long term.

     The Compensation Committee has determined that Polymer Solutions will grant Stock Options as an award for improved EVA. Stock Options will be granted in accordance with this Stock Option Plan described in detail throughout this document. Once the Stock Options are granted and upon regulatory approval, a Stock Option Agreement will then be entered into between the Company and the individual Director, Consultant or Employee.

SECTION 1 DEFINITIONS

     Wherever used herein, the masculine pronoun shall be deemed to include the feminine, and the singular to include the plural, unless the context clearly indicates otherwise, and the following words and phrases shall, when used herein, have the meanings set forth below:

1.1	“Act” means the Securities Exchange Act of 1934 and the British Columbia Securities Act and Regulations.

1.2	“Agreement” means a stock option agreement, which is an agreement subject to the terms of the Plan.

1.3	“Board of Directors” means the Board of Directors of the Company.

1.4	“CDNX” means the Canadian Venture Exchange.

1.5	“Code” means the Internal Revenue Code of 1986, as amended and the Canadian Income Tax Act.

1.6	“Committee” means the Compensation Committee appointed by the Board of Directors to administer the Stock Option Plan.

1.7	“Company” means Polymer Solutions, Inc.

1.8	“Consultant” means a consultant retained to provide ongoing technical, business or management services to the Company or a Subsidiary, under a written contract. Excluded are services provided in connection with the sales of securities and promotional, investor relations, or fiscal agency.

1.9	“Director” means a director of the Company or a Subsidiary.

1.10	“Disability” means a condition described in Code Section 22(e)(3), as amended from time to time. In the event of a dispute, the determination of Disability will be made by the Committee and must be supported by advice of a physician competent in the area to which such Disability relates.

1.11	“Disinterested Security Holder Approval” means the majority of the votes cast at a security holders meeting of the issuer of the option, other than votes attaching to securities beneficially owned by related persons.

1.12	“Employee” means any person who is employed by the Company or a Subsidiary for purposes of the Federal Insurance Contributions Act and as described in the Canadian Income Tax Act.

1.13	“EVA” means Economic Value Added Incentive Compensation, which determines the basis in quantifying the number of stock options to grant to each participant.

1.14	“Fiscal Year” means the fiscal year of the Company, which runs from April 1 through March 31.

1.15	“Option” means a non-qualified Stock Option to purchase Shares of the Company granted pursuant to and in accordance with the provisions of the Stock Option Plan.

1.16	“Optionee” means a Director, Consultant or Employee who is granted a Stock Option pursuant to and in accordance with the provisions of the Stock Option Plan.

1.17	“Option Shares” means Shares subject to and issued pursuant to an exercise of an Option granted under the Stock Option Plan.

1.18	“Participant” means any Employee, Director or Consultant designated as a participant by the Chairman and CEO & President and approved by the Compensation Committee, in its sole discretion, provided that, with respect to individuals who may be deemed to be insiders under Section 16(b) of the Securities Exchange Act of 1934 and the rules promulgated thereunder, the Committee will have the sole right to designate such individuals as participants.

1.19	“Plan” means the Polymer Solutions, Inc.’s 1998 Directors, Consultants and Employees Stock Option Plan.

1.20	“Share” means a share of Common Stock of the Company and/or any share or shares of stock of another corporation or corporations issued in exchange for a share of Common Stock of the Company as a result of a merger, consolidation or other adjustment to the capital structure of the Company.

1.21	“Stock Option Plan” means Polymer Solutions, Inc.’s 1998 Directors, Consultants and Employees Stock Option Plan as approved by relevant regulatory authorities and the shareholders.

1.22	“Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if at the time of the granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

SECTION 2 ADMINISTRATION

2.1	Delegation to Committee. The Stock Option Plan shall be administered by the Committee. The members of the Committee shall be appointed by the Board of Directors. The Committee shall consist of at least one or more members of the Board of Directors. Committee members are granted predetermined allotments of options each year as determined by the Shareholders and are not eligible to receive any further grants of Stock Options under the Plan. The Board of Directors may from time to time remove members from or add members to the Committee. Vacancies on the Committee shall be filled by the Board of Directors.

2.2	Committee Actions. The Committee shall select one of its members as chairman, and shall hold meetings at such times and places as it may determine. The Committee, as appropriate, shall work with the Chairman and CEO & President of the Company in all aspects of the administration of the Stock Option Plan. Acts approved by the majority of the Committee in a meeting at which a quorum is present or acts reduced to or approved in writing by a majority of the members of the Committee shall be the valid acts of the Committee. A quorum shall be present at any meeting of the Committee, which a majority of the Committee members attend.

2.3	Finality. The Committee shall have the authority in its sole discretion to interpret the Stock Option Plan, to grant Stock Options under and in accordance with the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the respective Stock Option agreements and to make all other determinations and to take all other actions it deems necessary or advisable for the implementation and administration of the Stock Option Plan or Agreements thereunder, except to the extent such powers are herein reserved by the Board of Directors. All actions of the Board of Directors and the Committee shall be final, conclusive, and binding upon the Optionees. No member of the Board of Directors or the Committee shall be liable for any action taken or decision made in good faith relating to the Plans or any grant of an Option thereunder.

SECTION 3 ELIGIBILITY

3.1	Stock Options may be granted only to Officers, Employees and Consultants of the Company, or any subsidiary or affiliate of the Company.

3.2	Directors who are not Employees shall be eligible to receive Options under the Plan as determined by the Committee and on the terms and subject to the restrictions hereinafter set forth.

3.3	Directors who are not Employees and are members of the Committee shall be eligible to receive options, but subject to a predetermined allotment each year, which the shareholders have ratified.

SECTION 4 SHARES SUBJECT TO PLAN

4.1	The aggregate number of Option Shares that may be issued under the Plan shall at no time exceed 1,650,000 (the “Maximum Plan Shares”). The limitations established by this Section shall be subject to adjustment in accordance with the provisions of the Plan. The Shares are hereby reserved exclusively for issuance pursuant to Stock Options. At no time may the Company have outstanding under the Plan, Stock Options subject to Section 16 of the Exchange Act and shares of Stock issued in respect of Stock Options under the Plan in excess of the Maximum Plan Shares and subject to the limits on Options and Stock Appreciation Rights under Section 162(m) of the Code and the regulations thereunder for compensation to be treated as qualified performance based compensation.

4.2	In the event that an Option expires or is terminated for any reason, the Option Shares allocable to the unexercised portion of such Option may again be subjected to an Option under the Plan.

4.3	In the event that an Optionee delivers Shares as payment of the exercise price for an Option, such Shares may be subjected to Options under this Plan.

SECTION 5 STOCK OPTIONS TERMS AND CONDITIONS

5.1	Each member of the Compensation Committee or non-employee Director who elects to not participate in the EVA Plan, shall be granted an annual Option in accordance with the Stock Option Plan. Each Committee Member is allowed to purchase a fixed number of Shares of the Company in consideration of their membership on the Board or as a member of the Committee. Each grant shall be made January 21 of each year commencing on January 21, 1999, and exercisable for a term of three years.

5.2	At the Annual General Meeting on August 17, 1999, the Shareholders of the Company ratified the automatic grant of 20,000 stock options per year to each Committee Member or non-employee Director, for four years commencing January 21, 1999, after which, a further proposal will be presented and voted upon by the shareholders. The Shareholders also approved each member of the Committee or non-employee Director shall have a cumulative maximum amount of 60,000 options outstanding at any one time, inclusive of options granted previously.

5.3	The aggregate number of shares that may be reserved for issuance under the option plan to any one Director must not exceed five (5) percent of the issued and outstanding securities of the Company, as of the date of the grant of the option to the Director.

5.4	The aggregate number of shares that may be reserved for issuance under option to any one Consultant must not exceed two (2) percent of the issued and outstanding securities of the Company, as of the date of the grant of the option to the Consultant.

5.5	Where the options are granted to a Consultant who is a related person, the securities may not be issued upon the exercise of the option, unless the Company has received disinterested security holder approval.

5.6	The effective date of a Stock Option will be the date on which the Committee has approved the terms and conditions of the Stock Option and has determined the recipient of the Stock Option and the number of shares covered by the Stock Option, and has taken all such other actions necessary to complete the grant of the Stock Option.

5.7	Each Option granted under the Plan must be evidenced by a Stock Option Agreement. At the time any Option is granted, the Committee will determine whether the Option is to be an incentive stock option described in Code Section 422 or a non-qualified stock option, and the Option must be clearly identified as to its status as an incentive stock option or a non-qualified stock option. Incentive stock options may only be granted to Directors, Consultants or Employees of the Company or any Subsidiary. At the time any incentive stock option granted under the Plan is exercised, the Company will be entitled to legend the certificates representing the shares of Stock purchased pursuant to the Option to clearly identify them as representing the shares purchased upon the exercise of an incentive stock option. An incentive stock option may only be granted within ten (10) years from the earlier of the date the Plan is adopted by the Board of Directors of the Company or approved by the Company’s stockholders.

5.8	The Term of each option agreement, with the exception of automatic grant to a Committee Member or non-employee Director, must not exceed five (5) years from the date of the grant of the option.

5.9	Each Option granted will be exercisable as provided in the terms of the Agreement to the extent vested, as determined by the Committee. In conjunction with the EVA Plan, no more than one-third of any total EVA Award attributable to a participant will be allocated in the form of options in any one-year. This staged allocation format is intended to eliminate the need for a vesting function within the option agreement.

5.10	Each Option granted shall be exercisable over the Director’s period of continued service as a member of the Board of Directors or as a Consultant according to the schedule set forth as Schedule A on the option agreement.

5.11	In the case of incentive stock options, the aggregate Fair Market Value (determined as at the date an incentive stock option is granted) of stock with respect to which stock options intended to meet the requirements of Code Section 422 become exercisable for the first time by an individual during any calendar year under all plans of the Company and its Subsidiaries may not exceed $100,000; provided further, that if the limitation is exceeded, the incentive stock option(s) which cause the limitation to be exceeded will be treated as non-qualified stock option(s).

5.12	The Minimum exercise price of each share granted pursuant to an Option shall be the Fair Market Value of a Share on the day the Option is granted. “Fair Market Value” with regard to a date means:

	(a)	the last closing bid price at which Shares have been quoted on that date or the last trading date prior to that date as reported by the Nasdaq Stock Market or if the shares of Stock are actively trading on the Canadian Venture Exchange (“CDNX”) or the Toronto Stock Exchange (“TSE”), the average closing price for the ten trading days or the last trade to occur, immediately preceding the day Notice is received by the exchange, to minimum price of $0.15 per share, or

	(b)	if Shares are not traded on a securities exchange, but are reported by the Nasdaq Stock Market and market information is published on a regular basis in The Wall Street Journal, the average of the published high and low sales prices for that date or the last business day prior to that date as published in The Wall Street Journal, or

	(c)	if such market information is not published on a regular basis, the bid prices of Shares in the over-the-counter market on that date or the last business day prior to that date, as reported by the Nasdaq Stock Market, or, if not so reported, by a generally accepted reporting service, or

	(d)	if Shares are not publicly traded, as determined in good faith by the Committee with due consideration being given to (i) the most recent independent appraisal of the Company, if such appraisal is not more than twelve months old and (ii) the valuation methodology used in any such appraisal provided that, for purposes of granting awards other than incentive stock options, Fair Market Value of the Shares may be determined by the Committee by reference to the average market value determined over a period certain or as of specified dates, to a tender offer price for the Shares (if settlement of an award is triggered by such an event) or to any other reasonable measure of fair market value.

5.13	Each Option granted pursuant to this Plan shall be authorized by the Committee, shall be evidenced by a Stock Option Agreement and shall be subject to such additional term, conditions and restrictions as the Committee may determine to be appropriate. Each Stock Option Agreement or Stock Option Program is subject to the terms of the Plans and any provisions contained in the Stock Option Agreement or Stock Option Program that are inconsistent with the Plan are null and void.

SECTION 6 TERMINATIONS

6.1	Death. If a Participant dies at any time when he is entitled to exercise, the Participants option shall terminate twelve (12) months after termination due to death or prior, if the option is terminated by its terms. The option may be exercised by the executor or administrator or the person or persons to whom the option is transferred by will or applicable laws of descent and distribution but only to the extent the options were exercisable on the date the Participant ceased to be employed by the Company due to his death.

6.2	Disability. A Participant who suffers a “permanent incapacitating disability” while in the employ of the Company such Participant options, or any unexercised portion, by reason of disability shall terminate twelve (12) months after the effective date of Disability death or prior, if the option is terminated by its terms. A Participant shall be deemed to suffer a “permanent incapacitating disability” if, because of physical or mental condition, the Participant is unable for a period of at least one year to perform the principal duties of his occupation as determined by a physician.

6.3	Retirement. A Participant who retires with the consent of the Company, prior to the expiration date of the option, such Participant’s option, or any unexercised portion may be exercised within three (3) months of retirement. During the three (3) month period, the Participant may exercise any unexercised option granted, but only to the extent such options were exercisable.

6.4	Termination of Employment

(a)	Involuntary Termination for Cause and Voluntary Termination without Good Reason:
If a Participant whose employment with the Company is involuntarily terminated for Cause, or who voluntarily terminates employment with the Company without Good Reason (other than, as provided in Sections 10.2 and 10.3), such Participant’s option shall terminate immediately upon the date of termination of employment.

(b)	Involuntary Termination without Cause and Voluntary Termination for Good Reason:
If a Participant’s employment with the Company is involuntarily terminated without Cause, or voluntarily terminated for Good Reason (other than as provided in Sections 10.2 and 10.3), such Participant’s option, or any unexercised portion, shall terminate thirty (30) days after the date of termination of employment. During the thirty (30) day period, the Director or Consultant may exercise any unexercised option granted, but only to the extent such options were exercisable.

Additional Definitions, as used herein;

‘Cause’ shall mean:
	(i)	any act or acts of the Participant constituting a felony (or its equivalent) under the laws of the United States, any state thereof of any foreign jurisdiction;

	(ii)	any material breach by the Participant of any employment agreement with the Company or the policies of the Company or the willful and persistent (after written notice to the Participant) failure or refusal of the Participant to comply with any lawful directive of the Board or of the Board of Directors of the subsidiary of the Company which employs such Participant;

	(iii)	a course of conduct amounting to gross neglect, willful misconduct or dishonesty; or

	(iv)	any misappropriation of material property of the Company by the Participant or any misappropriation of a corporate or business opportunity of the Company by the Participant.

‘Good Reason’ shall mean:
	(i)	any material reduction by the Company of such Participant’s duties, responsibilities or titles; or

	(ii)	any involuntary removal of such Participant from any position previously held (except in connection with a promotion or a termination for Cause, death or disability, or the voluntary termination by the Participant other than for Good Reason);

	(iii)	such other reasons (including non-employment related reasons) as may be approved by the Committee, in its sole discretion, from time to time.

6.5	Breach of Agreement. Notwithstanding any other provision of the Plan or any other agreement, in the event that a Participant shall breach any non-competition agreement with the Company or breach any agreement with respect to the post-employment conduct of such Participant, the options shall terminate immediately.

6.6	Tender Offer. Notwithstanding any other provision of the Plan to the contrary, upon the occurrence of a successful tender offer for, or the purchase by a person, or by a group as defined in Section 14(d) (2) of the Securities Exchange Act of 1934, of 45% or more of the voting stock of the Company, all Participants shall have a vested right to exercise their options.

SECTION 7 GENERAL PROVISIONS

7.1	Withholding of Taxes. Whenever the Company proposes or is required to issue Shares to an Optionee who is or was an employee of the Company or a Subsidiary, or to his legatee or legal representative under this Plan, pursuant to the exercise of an Option granted under this Plan, the Company shall have the right to require the recipient to remit to the Company an amount sufficient to satisfy any federal, state and local withholding tax requirement, if any, prior to the delivery of any certificate or certificates for such Shares. An Optionee must pay the withholding tax in cash or by certified check or by the Company deducting a sufficient number of Shares from the Option Shares issued to satisfy withholding taxes, in accordance with the Agreement.

7.2	Expenses. All expenses and costs in connection with the adoption and administration of the Plan shall be borne by the Company.

7.3	No Prior Right or Offer. Except and until expressly granted pursuant to the Plan, nothing in the Plan shall be deemed to give any employee any contractual or other right to participate in the benefits of the Plan.

7.4	Rights Personal to Employee. Any rights to an employee under the Plan shall be personal to such employee, shall not be transferable (except by will or pursuant to the laws of descent or distribution), and shall be exercisable, during his lifetime, only by such employee.

7.5	Right as a Stockholder. An Optionee or a transferee of an Optionee shall have no rights as a stockholder with respect to any Option or Option Shares until the date of the issuance of a stock certificate to him for the Option Shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date the stock certificate is issued, except as otherwise provided in the Plan.

7.6	No obligation to exercise option. The granting of an Option shall impose no obligation upon the Optionee to exercise the Option.

7.7	Action Taken in Good Faith; Indemnification. The Committee may employ attorneys, consultants, accountants or other persons and the Company’s directors and officers shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all employees who have received options, as well as the Company and all other interested parties. No member of the Committee, nor any officer, director, employee or representative of the Company, or any of its affiliates acting on behalf of or in conjunction with the Committee, shall be personally liable for any action, determination, or interpretation, whether of commission or omission, taken or made with respect to the Plan, except in circumstances involving actual bad faith or willful misconduct. In addition to such other rights of indemnification as they may have as members of the Board, as members of the Committee or as officers or employees of the Company, all members of the Committee and each and any officer, employee or representative of the Company or any of its subsidiaries acting on their behalf shall be fully indemnified and protected by the Company with respect to any such action, determination or interpretation against the reasonable expenses, including attorneys’ fees actually and necessarily incurred, in connection with the defense of any civil or criminal action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or an award granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by Company) or paid by them in satisfaction of a judgment in any action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person claiming indemnification shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same. Expenses (including attorneys’ fees) incurred in defending a civil or criminal action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by any person claiming indemnification to repay such amount unless it shall ultimately be determined that such member is entitled to be indemnified as provided in this Section.

7.8	Changes in Capitalization; Merger; Reorganization.

(a) The number of Option Shares and the Exercise Price shall be proportionately adjusted for any increase or decrease in the number of shares of Common Stock resulting from a subdivision or combination of shares or the payment of a stock dividend in shares of Common Stock to holders of outstanding shares of Common Stock or any other increase or decrease in the number of shares of Common Stock outstanding effected without receipt of consideration by the Company.

	(b)	In the event of a merger, consolidation or other reorganization involving the Company or a tender offer for shares of Common Stock, the Committee may, in its sole discretion, adjust the number and class of securities subject to the Option, with a corresponding adjustment made in the Exercise Price; substitute a new option to replace the Option; or accelerate the termination of the Option Period to a date prior to the occurrence of any event specified in Section 6 above; or terminate the Option in consideration of payment to Optionee of the excess of the then Fair Market Value (as defined in the Plan) of the vested Option Shares over the Exercise Price of the vested Option Shares.

	(c)	The existence of the Plan and any options shall not affect in any way the right or power of the Company to make or authorize any adjustment, reclassification, reorganization or other change in its capital or business structure, any merger or consolidation of the Company, any issue of debt or equity securities having preferences or priorities as to the Common Stock or the rights thereof, the dissolution or liquidation of the Company, any sale or transfer of all or any part of its business or assets, or any other corporate act or proceeding.

7.9	Discretion of the Committee. All actions, calculations and decisions to be made regarding this Plan will be made in the sole discretion of the Committee, unless otherwise explicitly stated.

SECTION 8 LIMITATIONS

8.1	No Continued Employment. Nothing contained in the Plan or any Stock Option confers upon any Participant the right to continued employment or services or in any way abridge the rights of the Company and its Participants to determine the terms and conditions of employment and whether to terminate employment of any Employee, Director or Consultant.

8.2	No Vested Rights. Except as otherwise provided herein, no Director, Consultant, Employee or other person shall have any claim of right (legal, equitable, or otherwise) to any award, allocation, or distribution or any right, title or vested interest in any Stock Option, other than specifically provided with regard to the death of a Participant, and no Director, Consultant, Officer or Employee of the Company or any Participant or any other person shall have any authority to make representations or agreements to the contrary. No interest conferred herein to a Participant shall be assignable or subject to claim by a Participant’s creditors.

8.3	No Part of Other Benefits. The benefits provided in this Plan shall not be deemed a part of any other benefit provided by the Company to its employees. The Company assumes no obligation to Plan Participants except as specified herein. This is a complete statement, along with the Schedules and Appendices attached hereto and the terms and conditions of the Stock Option Agreement.

8.4	Other Plans. Nothing contained herein shall limit the Company or the Committee’s power to grant bonuses or other compensation to Directors, Consultants or Employees of the Company, whether or not the Participants are eligible under the Plan.

SECTION 9 RESTRICTIONS ON DELIVERY AND SALE OF SHARES; LEGENDS

9.1	Each Stock Option is subject to the condition that if at any time the Committee, in its discretion, shall determine that the listing, registration or qualification of the shares covered by such Stock Option upon any securities exchange or under any provincial, state or federal law is necessary or desirable as a condition of or in connection with the granting of such Stock Option or the purchase or delivery of shares thereunder, the delivery of any or all shares pursuant to such Stock Option may be withheld unless and until such listing, registration or qualification shall have been effected. If a registration statement is not in effect under the Securities Act of 1933 or any applicable state securities laws with respect to the shares of Stock purchasable or otherwise deliverable under Stock Options then outstanding, the Committee may require, as a condition of exercise of any Option or as a condition to any other delivery of Stock pursuant to a Stock Option, that the Participant or other recipient of a Stock Option represent, in writing, that the shares received pursuant to the Stock Option are being acquired for investment and not with a view to distribution and agree that the shares will not be disposed of except pursuant to an effective registration statement, unless the Company shall have received an opinion of counsel that such disposition is exempt from such requirement under the Securities Act of 1933 and any applicable state securities laws. The Company may include on certificates representing shares delivered pursuant to a Stock Option such legends referring to the foregoing representations or restrictions or any other applicable restrictions on resale as the Company, in its discretion, shall deem appropriate.

9.2	Listing and Legal Compliance. The Committee may suspend the exercise or payment of any Stock Option so long as it determines that securities exchange listing or registration or qualification under any securities laws is required in connection therewith and has not been completed on terms acceptable to the Committee.

SECTION 10 AMENDMENT AND TERMINATION OF THE PLAN

10.1	This Plan may be amended, suspended or terminated at any time by the Board upon the recommendation of the Committee without shareholder approval; provided, however, that the Board of Directors may condition any amendment on the approval of the shareholders of the Company, if such approval is necessary or advisable with respect to tax, securities or other applicable laws to which the Company, this Plan, optionees or eligible Directors, Consultants and Employees are subject. Notice of any such amendment, suspension or termination shall be given promptly to each Participant. No such amendment or termination without the consent of the holder of a Stock Option may adversely affect their rights of the Participant under such Stock Option.

10.2	Notice. Any notice to be given pursuant to the provisions of the Plan shall be in writing and directed to the appropriate recipient thereof at his business address or office location.

SECTION 11 GOVERNING LAW

11.1	This Plan shall be construed in accordance with the provisions of the laws of the State of Nevada.

SECTION 12 EFFECTIVE DATE

12.1	The Plan shall be effective as of August 6, 1998 and shall continue to be effective until ten (10) years following the effective date of the Plan being the date the stockholders approved the Plan, unless sooner terminated by the Board of Directors pursuant to Section 10 hereof. Additionally, this Plan requires the approval of the Canadian Venture Exchange and the Securities and Exchange Commission and such other regulatory authorities as is required. Stock Options granted hereunder prior to such approvals shall be conditioned upon such approval.

     IN WITNESS WHEREOF, the Company has caused the Plan to be executed as of the day and year first above written.

POLYMER SOLUTIONS, INC

By: /s/ Gordon Ellis Gordon L. Ellis, Chairman